Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned certify that, to their knowledge on the date of this certification:

1.	The annual report of the Company for the fiscal year ended December 31, 2013 and the quarterly periods ended March 31, 2013, June 30, 2013 and September 31, 2013 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 19, 2014	By:	/s/ James R. Clarkson
James R. Clarkson
President and Chief Executive Officer
(Principal Executive Officer)

Date:	May 19, 2014	By:	/s/ Edward L. Loehr, Jr.
Edward L. Loehr, Jr.
Chief Financial Officer
(Principal Financial and Accounting Officer)